Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No: 333-179628, File No: 333-174484, File No: 333-194470, File No. 333-214834 and File No. 333-21868) of China Recycling Energy Corporation of our report dated April 13, 2018 relating to the financial statements which appear in this Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MJF and Associates, APC

Los Angeles, CA

April 13, 2018